LIQUIDATING AGREEMENT

This Liquidating Agreement (Agreement) is made and entered into by and between Home Solutions of America Inc. ("HSA") and Acstar Insurance Company ("Acstar").

WHEREAS, Acstar recovered a Judgment against HSA in a lawsuit styled:

Cause No. H-04-CV-534; Acstar Ins. Co. v. Home Solutions of America, f/k/a U.S. Industrial Services, Inc.; In the U.S. District Court for the Southern District of Texas - Houston Division (the "Lawsuit")

and

WHEREAS, the parties understand and agree that this Agreement shall not constitute nor be construed as a waiver, a novation, an accord and satisfaction of the Judgment in the above lawsuit, unless and until HSA makes all payments due hereunder.

NOW, THEREFORE, in consideration of the premises and mutual consideration herein contained, including the recitals and conditions set forth above, the parties agree as follows:

AGREEMENT TO PAY

It is agreed that the judgment in the above lawsuit ("Judgment") shall be satisfied as follows:

1.         HSA agrees to pay Acstar a total of ONE MILLION FIVE HUNDRED FIFTY THOUSAND DOLLARS ($1,550,000.00) U.S. DOLLARS, free of interest, and agrees to pay that sum as follows:

A.        HSA agrees to pay Seventy Five Thousand Dollars ($75,000.00) to Acstar Insurance by June 1, 2004; and

B.        HSA agrees to pay One Hundred Seventy Five Thousand Dollars ($175,000.00) to Acstar Insurance by July 1, 2004; and

C.        HSA agrees to pay Fifteen Thousand Dollars ($15,000.00) to Acstar Insurance by July 9, 2004; and

D.       HSA agrees to pay Fifteen Thousand Dollars ($15,000.00) each and every subsequent Friday, until the unpaid balance of Judgment is fully paid.

LIQUIDATING AGREEMENT
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ADDITIONAL AGREEMENT FOR PAYMENT

2.         To the extent that it receives money or property from Spruce Maclntyre Holdings, Inc. in connection with this matter, HSA will net the value of same to Acstar Insurance Company within ten days of its receipt, net of its expenses accociated with recovery those monies.

3.         Until all parties have signed this Agreement, payments as set forth above shall be made to:

Williams, Cupples & Chapman IOLTA Trust Account
f/b/o Acstar Insurance Company
1331 Gemini Ave., Suite 201
Houston, Texas 77058-2729

Such funds received in trust will be released to Acstar Insurance Company for credit to the Judgment after this Agreement is fully executed.

4.         After full execution of this Agreement, payments are to be made to:

Acstar Insurance Company
233 Main Street
New Britain, CT 06051

or to such other address as Acstar may designate in writing.

NOTICE

5.         Notices required or contemplated in the Agreement shall be made by first‑class mail and by facsimile, and shall be sent to the following address and facsimile phone number, unless another address and facsimile phone number is designated in writing.

For Acstar:

Robert Frazer
Acstar Insurance Company
233 Main Street
New Britain, CT 06051
(860) 229-1111 - Facsimile

With a copy to:

LIQUIDATING AGREEMENT

James D. Cupples
Williams, Cupples & Chapman, L.L.P.
1331 Gemini, Suite 201
Houston, Texas 77058-2729

For HSA:

Rick Justin O'Brien
Home Solutions of America, Inc.
c/o Fiber Seal Fabric Care System
5565 Red Bird Center Drive, Suite 150
Dallas, Texas 75237
(214) 333-9435 - Facsimile

6.         The parties agree to keep each other advised of their  mailing  and physical addresses.

COVENANT NOT TO EXECUTE

7.         Acstar promises, agrees and covenants  not to execute on, enforce, or collect the Judgment, through any manner or process, and to withhold, abstain and refrain from any and all efforts to do so, so long as HSA is not in default of this Agreement and has failed to cure as provided herein.

SATISFACTION OF THIS AGREEMENT & JUDGMENT

8.         Once Acstar has received the total amount of ONE MILLION, FIVE HUNDRED FIFTY THOUSAND DOLLARS ($1,550,000.00) U.S. DOLLARS, this Agreement shall immediately terminate, the Judgment shall immediately become void, and Acstar shall immediately execute and deliver to HSA such documents as are reasonably necessary to evidence satisfaction and release of the Judgment upon payment in full.

9.         Acstar agrees to waive payment of interest on the sums due under this Agreement and under the Judgment so long as HSA makes the payments agreed to in accordance with this Agreement.  Acstar further waives the accrual of interest under the judgment up to the day after the date of any uncured default that may occur under the Agreement and further covenants that its waiver of interest under the judgment and as set forth here will survive any breach or default that may occur.

ACSTAR'S INDEMNITY OF CLAIMS FROM UNITED COASTAL

            10.       Acstar hereby indemnifies and holds harmless HSA from any claim, damage, or liability HSA may sustain resulting from any claim asserted against it by United Coastal Insurance Company arising out of the Hanford Nuclear Reservation Clean-up Project.

LIQUIDATING AGREEMENT

DEFAULT, CURE & NOTICE

11.       In the event HSA  fails to make any payment to Acstar in accordance with Paragraph 1 above, HSA will be in default of this Agreement. Upon such default, Acstar will immediately provide written notice to HSA in accordance with paragraph 5 above. HSA  has the right to cure the default by causing Acstar to receive the full amount due within  ten (10) calendar days after HSA is given written notice of default from Acstar.  Notwithstanding the foregoing, only  five (5) separate notices of default will be given to HSA over the life of this Agreement, and only  five (5) opportunities to cure are allowed under this Agreement.  No act, failure to act or forbearance by either party shall be deemed a waiver of any default or of either party's rights as set forth in this Agreement, and shall not operate as a bar to the exercise of any rights and remedies that either party has under this Agreement or may subsequently have under the Judgment.

12.       If HSA defaults and fails to cure the default, or upon the sixth default, the full unpaid principal balance of the Judgment, free of interest, will immediately become due, and Acstar may exercise all rights of a judgment creditor under the Judgment, with all payments made being credited to the Judgment.

13.       Filing bankruptcy is not an event of default under this Agreement.

LIMITED MUTUAL RELEASE and WARRANTY OF NO KNOWN CLAIMS

14.       Acstar on its own behalf and for its successors, assigns, attorneys, and legal representatives, affiliates, and anyone or entity in concert or privity with them, releases and forever discharges HSA, its successors and assigns, attorneys, and legal representatives, from any and all claims, demands, damages, actions, causes of action, remedies or rights to recovery, legal or equitable (including but not limited to claims for injunctive relief, exoneration, relief qui timet, and specific performance), known or unknown, contingent or liquidated, which Acstar has or may  have against such parties, including but not limited to: (1) any claims that were asserted or could have been asserted in the Lawsuit, and (2) any claims, known or unknown, arising under that certain Indemnity Agreement entered into on or about November 17, 1999 by and among Acstar and U.S. Industrial Services, Inc., among others, same being the basis of Acstar's claims in the Lawsuit.

15.       Acstar does not here release HSA from its payment and other obligations included in this Agreement.  Acstar does not here release HSA from the Judgment.  Acstar further acknowledges that HSA's rights against anyone not a party to this Agreement, remain fully and strictly reserved.

16.       HSA on its own behalf and for its successors, assigns, attorneys, and legal representatives, releases and discharges Acstar, its respective successors and assigns attorneys, and legal representatives from any and all claims, demands, damages, actions, causes of action, which HSA may presently have against Acstar.  HSA does not here release Acstar from its obligations included in this Agreement.  HSA further acknowledges that Acstar's rights against anyone not a party to this Agreement, remain fully and strictly reserved.

LIQUIDATING AGREEMENT

REPRESENTATION

17.       Each of the undersigned personally represents and warrants that they have the full right, power and authority to execute and deliver this Agreement on behalf of their respective Party, and that no consent of any other person or entity is necessary in order for this Agreement to be fully and completely binding upon the Party,

SEVERABILITY

18.       In the event any portion of this Agreement shall for any reason be held invalid, illegal, or unenforceable, then, in such event, such portion shall be deemed voidable and severable from this Agreement, and shall not affect the other provisions of this Agreement.

ENTIRE AGREEMENT

19.       It is intended, understood and agreed that this Agreement contains the entire Agreement between the parties, and supersedes any and all prior Agreements, arrangements or understandings between the parties relating to the subject matter.  No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist.  The parties acknowledge and warrant that they have read this Agreement and fully understand it to be a liquidating agreement, which is contingent upon full performance.

MODIFICATIONS

20.       This Agreement may not be changed or modified orally.  No change or modification shall be effective unless specifically agreed in writing, and signed by both parties.

ORIGINAL AND COUNTERPARTS

21.       This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes.

GOVERNING LAW AND VENUE

22.       This Agreement will be governed by the laws of the State of Texas.  Any disputes arising under or related to this Agreement shall be brought in a court of competent jurisdiction in Houston, Harris County, Texas.  Any prevailing party in any suit to enforce or interpret this Agreement shall be entitled to recover court costs and reasonable attorneys fees.

LIQUIDATING AGREEMENT

CONSTRUCTION

23.       The parties to this agreement have both reviewed and revised this Agreement, and in the event this Agreement is construed or interpreted no rule of construction shall be utilized to resolve and affect any ambiguities against the drafter.

EFFECTIVE DATE

24.       This Agreement shall become effective on May 24, 2004.

25.       The terms of this Agreement are contractual and not mere recitals, and that the provisions, representation, releases, warranties and covenants in this Agreement and the consideration paid are to compromise and buy peace.

26.       This Agreement may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which collectively constitute one Agreement; and in the event making proof of this Agreement is required, it shall not be necessary to produce or account for any more than one counterpart.

27.       Acstar and HSA agree that facsimile signatures shall serve in lieu of and shall have the same effect as delivered originals.

LIQUIDATING AGREEMENT

IN WITNESS WHEREOF, the Parties execute this Agreement in multiple originals on the dates indicated below.

ACSTAR INSURANCE COMPANY

By __________________________
      Robert H. Frazer
      Vice President

Date:___________________________

HOME SOLUTIONS OF AMERICA, INC.

By __________________________
       Rick Justin O'Brien
      Senior Vice President & CFO

Date:___________________________

LIQUIDATING AGREEMENT

STATE OF CONNECTICUT§

                                                                        §
COUNTY OF HARTFORD                            §

BEFORE ME, the undersigned authority, on this day personally appeared Robert H. Frazer, Vice President of Acstar Insurance Company, a corporation, known to me to be the person whose name is subscribed to this Liquidating Agreement, and after having been duly sworn, acknowledged to me that he executed the same for the purposes and consideration expressed, in the capacity stated, and as the act and deed of Acstar Insurance Company.

SWORN TO AND SUBSCRIBED before me on this the ______ day of May 2004, to certify which witness my hand and seal of office.

________________________________
NOTARY PUBLIC - STATE OF CONNECTICUT

LIQUIDATING AGREEMENT

STATE OF TEXAS                                           §
                                                                          §
COUNTY OF __________                              §

BEFORE ME, the undersigned authority, on this day personally appeared Rick Justin O'Brien, Senior Vice President & CFO of Home Solutions of America, Inc,, a corporation, known to me to be the person whose name is subscribed to this Liquidating Agreement, and after having been duly sworn, acknowledged to me that he executed the same for the purposes and consideration expressed, in the capacity stated, and as the act and deed of Home Solutions of America, Inc.

SWORN TO AND SUBSCRIBED before me on this the _____ day of May 2004, to certify which witness my hand and seal of office.

_________________________________
NOTARY PUBLIC - STATE OF TEXAS

LIQUIDATING AGREEMENT